Exhibit 10.5

FORM OF

RESTRICTED SHARE AWARD AGREEMENT

UNDER THE VISTAPRINT N.V.

2011 INDUCEMENT SHARE PLAN

Name of Grantee:

No. of Shares:

Grant Date:	December 28, 2011

Pursuant to the Vistaprint N.V. 2011 Inducement Share Plan (the “Plan”), Vistaprint N.V., a public limited company (naamloze vennootschap) incorporated under the laws of the Netherlands (the “Company”), hereby transfers to the Grantee named above the number of ordinary shares, par value €0.01 per share (the “Shares”) of the Company specified above in accordance with Section 2:86c of the Dutch Civil Code, subject to the restrictions and conditions set forth herein and in the Plan (the “Award”), and the Grantee accepts the Shares transferred in accordance with this Award Agreement. This Award is intended to be an award of Shares described in Rule 5635(c)(4) of the Marketplace Rules of the NASDAQ Stock Market, Inc. and is being made to the Grantee as an inducement material to the Grantee’s entering into employment with the Company or its Subsidiary.

In addition, the Company, Shareholder Representative Services LLC, as Securityholder Representative, and JPMorgan Chase Bank, National Association have entered into an Escrow Agreement dated December 28, 2011 (the “Escrow Agreement”), pursuant to which [            ] of the Shares granted to the Grantee (the “Escrow Shares”) will be held in escrow to secure the Grantee’s indemnification obligations under the Agreement and Plan of Merger dated December 16, 2011, among the Company, Vistaprint USA, Incorporated, Woodbridge Acquisition Corporation, Webs, Inc. and Shareholder Representative Services LLC.

1. Award. The Grantee shall hold the Restricted Shares and shall be entered as the shareholder of record on the books of the Company, except that JPMorgan Chase Bank, National Association, as escrow agent, shall hold the Escrow Shares in its own name for the benefit of the Grantee. The Grantee has all the rights of a shareholder with respect to such Shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Section 2 below. The Grantee shall deliver to the Company a stock power endorsed in blank in the form set forth on Exhibit A hereto and shall sign all other instruments and documents and take all actions that the Company may deem necessary or desirable in order to transfer the Shares to the Company as set forth in Section 4 below or pursuant to the Escrow Agreement.

2. Restrictions and Conditions.

(a) The book entries for the Restricted Shares granted herein shall contain appropriate restrictions, as determined by the Company in its sole discretion, to the effect that such Shares are subject to restrictions as set forth herein and in the Plan.

(b) The Grantee shall not sell, assign, transfer, pledge or otherwise encumber or dispose of the Restricted Shares granted herein prior to vesting. The Restricted Shares shall not be subject, in whole or in part, to attachment, execution or levy of any kind (other than pursuant to the Escrow Agreement), and any purported transfer in violation hereof shall be null and void.

3. Vesting of Restricted Shares.

(a) Subject to Section 4, below, the restrictions and conditions in Section 2 of this Agreement lapse on the vesting date or dates specified in the following schedule so long as the Grantee remains an employee of the Company or a Subsidiary or any affiliate of the Company on such dates. If a series of vesting dates is specified, then the restrictions and conditions in Section 2 lapse only with respect to the number of Restricted Shares specified as vested on such date.

Incremental Number of Shares Vested	Vesting Date

(50%)	12/28/2012
(100%)	12/28/2013

Subsequent to such vesting date or dates, the Shares on which all restrictions and conditions have lapsed are no longer deemed Restricted Shares. The Administrator may at any time accelerate the vesting schedule specified in this Section 3. For clarity, vesting shall be credited on a pro rata basis on each vesting date between the Escrow Shares and the Shares that are not subject to the Escrow.

(b) Notwithstanding anything to the contrary herein, the Escrow Shares may remain subject to the restrictions and the Company’s rights set forth in the Escrow Agreement after the Escrow Shares vest under Sections 3 or 4 of this Agreement, and this Agreement does not supersede the Escrow Agreement with respect to the Escrow Shares. The Grantee shall not sell, assign, transfer, pledge or otherwise encumber or dispose of the Escrow Shares prior to their release from the restrictions of the Escrow Agreement, and the book entries for the Escrow Shares may contain appropriate restrictions, as determined by the Company in its sole discretion, to the effect that such Shares are subject to restrictions as set forth in the Escrow Agreement.

4. Termination of Employment.

(a) Except as otherwise provided in this Section 4, if the Grantee’s employment with the Company and its Subsidiaries or affiliates is voluntarily or involuntarily terminated for any reason prior to vesting of Restricted Shares granted herein, the Grantee shall immediately transfer the portion of the Restricted Shares that have not vested as of the effective date of such termination of employment to the Company without payment of consideration therefor and without any requirement of notice to the Grantee or other action by or on behalf of the Company.

(b) Notwithstanding the foregoing, if the Grantee’s employment with the Company or its Subsidiaries or affiliates (i) is terminated by the Company or its Subsidiaries or affiliates without “Cause” (as defined below), (ii) is terminated by the Grantee for “Good Reason” (as defined below), or (ii) terminates due to the Grantee’s death or disability (within the meaning of Section 422(c) of the United States Internal Revenue Code of 1986), then all Restricted Shares immediately vest and all restrictions lapse with respect to any Restricted Shares that have not vested in accordance with Section 3 above as of the date the Grantee’s employment terminates.

(i) For purposes of this Agreement, “Cause” means a dismissal as a result of (A) conduct by the Grantee constituting a material act of misconduct in connection with the performance of the Grantee’s duties to the Company and/or its Subsidiaries or affiliates, including, without limitation, misappropriation of funds or property of the Company or any of its Subsidiaries or affiliates other than the occasional, customary and de minimis use of Company property for personal purposes; (B) the commission by the Grantee of any felony or any conduct by the Grantee that would reasonably be expected to result in material injury or reputational harm to the Company or any of its Subsidiaries and affiliates if the Grantee were retained in his position; (C) continued non-performance by the Grantee of the Grantee’s duties hereunder (other than by reason of the Grantee’s physical or mental illness, incapacity or disability) which has continued for more than 30 days following written notice of such non-performance from person or persons to whom the Grantee reports (and, for clarity, non-performance of duties does not include work that is actually performed but which is considered to be poor or unsatisfactory); (D) any material breach by the Grantee of any material agreement between the Grantee and the Company or any of its Subsidiaries or affiliates; or (E) a material violation by the Grantee of the Company’s or its Subsidiary’s or affiliate’s material written corporate or employment policies. The Grantee’s employment is deemed to have been terminated for Cause if the Company determines within 30 days after the Grantee’s termination of employment that discharge for Cause was warranted.

(ii) For purposes of this Agreement, “Good Reason” means (A) any material diminution in the Grantee’s duties, authority or responsibilities, (B) any material reduction in base compensation payable to the Grantee, or (C) the relocation of the place of business at which the Grantee is principally located to a location that is greater than 50 miles from the current site without the Grantee’s consent. However, no such event or condition constitutes Good Reason unless (x) the Grantee gives the Company a written notice of termination for Good Reason not more than 90 days after the initial existence of the condition, (y) the grounds for termination (if susceptible to correction) are not corrected by the Company within 30 days of its receipt of such notice and (z) the Grantee’s termination of employment occurs within six months after the Company’s receipt of such notice.

(c) Further, if either Haroon Mokharzada or Zeki Mokharzada forfeits or is required to transfer to the Company any restricted shares granted under the Plan prior to vesting as a result of a failure to satisfy a vesting condition (and other than pursuant to the Escrow Agreement), then the Grantee shall immediately transfer all Restricted Shares to the Company without payment of consideration therefor and without any requirement of notice to the Grantee or other action by or on behalf of the Company.

(d) For purposes of the Award, the following events are not deemed a termination of employment: (1) a transfer to the employment of the Company from a Subsidiary or affiliate of the Company or from the Company to a Subsidiary or affiliate, or from one Subsidiary or affiliate of the Company to another; or (2) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

(e) The Administrator’s determination of the reason for termination of the Grantee’s employment is conclusive and binding on the Grantee and his or her representatives or legatees.

5. Investment Representations.

(a) Purchase Entirely for Own Account. The Grantee hereby confirms, that the Shares to be acquired by the Grantee will be acquired for investment for the Grantee’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Grantee has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Grantee further represents that the Grantee does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

(b) Disclosure of Information. The Grantee has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management.

(c) Restricted Securities. The Grantee understands that the Shares have not been, and will not be, registered under the Securities Act of 1933, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Grantee’s representations as expressed herein. The Grantee understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Grantee must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Grantee acknowledges that the Company has no obligation to register or qualify the Shares for resale. The Grantee further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Grantee’s control, and which the Company is under no obligation and may not be able to satisfy.

(d) No General Solicitation. Neither the Grantee, nor any of its agents or partners has either directly or indirectly, including through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Shares.

(e) Accredited Investor. The Grantee is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933.

(f) Residence. The Grantee resides in the State of Maryland.

6. Dividends. If at any time the Company declares and pays any dividends, the Company shall pay such dividends on Restricted Shares to the Grantee at the same time as the Company pays dividends to its other shareholders.

7. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award is subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement have the meaning specified in the Plan, unless a different meaning is specified herein.

8. Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

9. Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Company for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. Except in the case where an election is made pursuant to Section 10 below, the Company has the authority to cause the required minimum tax withholding obligation to be satisfied, in whole or in part, by withholding a number of Shares with an aggregate fair market value that would satisfy the minimum withholding amount due. The Company shall determine in good faith the fair market value of the Shares on any given date, with reference to the share price of the Shares on any national securities exchange on which the Shares are then listed, if applicable.

10. Election Under Section 83(b). The Grantee and the Company agree that the Grantee may, within 30 days following the Grant Date of this Award, file with the Internal Revenue Service an election under Section 83(b) of the United States Internal Revenue Code of 1986. If the Grantee makes such an election, he or she agrees to provide a copy of the election to the Company. The Grantee acknowledges that he or she is responsible for obtaining the advice of his or her tax advisors with regard to the Section 83(b) election and that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with regard to such election.

11. No Obligation to Continue Employment. Neither the Company nor any Subsidiary or affiliate is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment, and neither the Plan nor this Agreement interferes in any way with the right of the Company or any Subsidiary or affiliate to terminate the employment of the Grantee at any time.

12. Integration. This Agreement and the Plan constitute the entire agreement between the parties with respect to this Award and supersede all prior agreements and discussions between the parties concerning such subject matter.

13. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

VISTAPRINT N.V.

By:
Name: Wendy Cebula

Title: Member of the Management Board

[SIGNATURE PAGE TO RESTRICTED SHARE AWARD AGREEMENT]

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Grantee’s Signature

Grantee’s name and address:

[SIGNATURE PAGE TO RESTRICTED SHARE AWARD AGREEMENT]

Exhibit A

Power of Attorney

dated                  2011

THE UNDERSIGNED:

first name(s):

surname:

date of birth:

place of birth:

WHEREAS:

(A)	on or about the date of this power of attorney the undersigned (the “Grantee”) and the public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands Vistaprint N.V. (“Vistaprint”) entered into a restricted share award agreement under the Vistaprint N.V. 2011 inducement share plan (the “Agreement”), a copy of which Agreement is listed hereto as Annex 1;

(B)	pursuant to Section 4 of the Agreement and except as otherwise provided in Section 4 of the Agreement, if the Grantee’s employment with Vistaprint and/or its Subsidiaries is voluntarily or involuntarily terminated for any reason prior to vesting of Restricted Shares (as defined in the Agreement) granted in the Agreement, all Restricted Shares, held by the Grantee from time to time, must be transferred back to Vistaprint without payment of any consideration therefore,

HEREBY GRANTS AN IRREVOCABLE POWER OF ATTORNEY TO:

Vistaprint to effectuate a transfer on behalf of the Grantee to Vistaprint of any of the Restricted Shares, if and when the Grantee is obliged to transfer any of the Restricted Shares back to Vistaprint under the Agreement.

This power of attorney is irrevocable.

This power of attorney can also be exercised and is valid even if there is a conflict or potential conflict of interest within the meaning of section 3:68 of the Netherlands Civil Code (Selbsteintritt).

This power of attorney is governed by and is to be construed in all respects in accordance with the laws of the Netherlands.

By:

ANNEX 1

Restricted share award agreement under the Vistaprint N.V. 2011 inducement share plan

(2)